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                                                                      EXHIBIT 16


                               POWER OF ATTORNEY

     The person whose signature appears below hereby appoints Kathryn L. Quirk, Caroline Pearson, and Philip J. Collora and each of them, any of whom may act without the joinder of the others, as such person's attorney-in-fact to sign and file on such person's behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of Kemper Adjustable Rate U.S. Government Fund.




    Signature                      Title                      Date
/s/ Daniel Pierce             Chairman and Trustee          7/15/98
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    Daniel Pierce
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                               POWER OF ATTORNEY

     The person whose signature appears below hereby appoints Kathryn L. Quirk, Caroline Pearson, and Philip J. Collora and each of them, any of whom may act without the joinder of the others, as such person's attorney-in-fact to sign and file on such person's behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of Kemper Adjustable Rate U.S. Government Fund.

     Signature                     Title               Date
/s/ Edmond D. Villani             Trustee            7/15/98
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    Edmond D. Villani